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                                                                   Exhibit 99.4

                1998 CLASS A ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                        subsection 5.02(c) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                         CAPITAL ONE MASTER TRUST 1994-A


         Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and The Bank of New York, as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class A Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.       Information Regarding Distributions
         to Class A Certificateholders.

1.       January 1, 1998 Invested Amount balance.        $     1,000,000,000.00
                                                          ---------------------

2.       The total amount of principal
         distributed to Class A
         Certificateholders in, 1998.                    $       700,000,000.00
                                                          ---------------------

3.       The total amount of Invested Amount
         Increases in 1998.                              $     1,127,000,000.00
                                                          ---------------------

4.       December 31, 1998 Invested Amount
         balance.                                        $     1,427,000,000.00
                                                         ----------------------

5.       The amount distributed in respect
         of interest on the Class A
         Certificates.                                   $        61,672,756.64
                                                          ---------------------


         CAPITAL ONE BANK                    HARRIS TRUST
         as Servicer,                        as Paying Agent,


         By: /s/ Charles Kim                 By: /s/ Keith Richardson
            ------------------------------      -------------------------------
         Name:  Charles Kim                  Name:  Keith Richardson
         Title: Director of Securitization   Title: